EX 10.13

                          RENTECH, INC.
                    1331 17th Street, Suite 720
                      Denver, Colorado 80202

       September 29, 1999


  Per Hedemalm
  Managing Director
  Oroboros AB
  Stora Badhusgatan 18-20
  SE-411 21 Goteborg
  Sweden


  Dear Per:

       The purpose of this letter is to confirm the interest of Rentech to negotiate a license agreement with Oroboros AB for use of Rentech?s Fischer-Tropsch Technology for the conversion of steel works off-gases to liquid hydroarbons on a commercial scale in Oxeto Sund, on the east coast of Sweden. The economic terms of the license have previously been outlined in writing by Rentech, Inc. and reviewed by Oroboros. The detailed license agreement will follow this basic outline.

       We look forward to executing a license agreement with Oroboros AB for this first project in the near future.

       Should you have any questions, please call me.

                           Yours very truly,

                           RENTECH, INC.


                           by:  /s/
                           Dennis L. Yakobson
                           President and Chief Operating Officer
  DLY/ll